EXHIBIT A
RULE 424(b)(3)FORM F-6 #: 333-135391

      EFFECTIVE JUNE 10, 2008,
OJSC POLYUS GOLD CHANGED THE
RATIO ON ITS AMERICAN
DEPOSITARY RECEIPTS (ADRs)
FROM ONE (1) AMERICAN
DEPOSITARY SHARE (ADS)
REPRESENTING ONE (1) DEPOSITED
SHARE TO TWO (2) ADSs
REPRESENTING ONE (1) DEPOSITED
SHARE.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one deposited Share)

IT IS EXPECTED THAT SHARES
DEPOSITED HEREUNDER WILL BE
REGISTERED ON THE SHARE
REGISTRAR MAINTAINED BY THE
RUSSIAN SHARE REGISTRAR IN THE
NAME OF THE DEPOSITARY OR ITS
NOMINEE OR OF THE CUSTODIAN OR
ITS NOMINEE.  OWNERS AND
BENEFICIAL OWNERS SHOULD BE
AWARE, HOWEVER, THAT RUSSIAS
SYSTEM OF SHARE REGISTRATION
AND CUSTODY CREATES CERTAIN
RISKS OF LOSS THAT ARE NOT
NORMALLY ASSOCIATED WITH
INVESTMENTS IN CERTAIN OTHER
SECURITIES MARKETS.  THE
DEPOSITARY WILL NOT BE LIABLE
FOR THE UNAVAILABILITY OF
SHARES OR FOR THE FAILURE TO
MAKE ANY DISTRIBUTION OF CASH
OR PROPERTY WITH RESPECT
THERETO AS A RESULT OF SUCH
UNAVAILABILITY.
THE DEPOSITARY HAS BEEN
ADVISED BY RUSSIAN COUNSEL
THAT COURTS IN THE RUSSIAN
FEDERATION NORMALLY WILL NOT
RECOGNIZE OR ENFORCE
JUDGMENTS OBTAINED IN THE NEW
YORK COURTS.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK
NOMINAL VALUE OF ONE RUBLE
EACH
OF
OJSC POLYUS GOLD
(INCORPORATED UNDER THE LAWS
OF THE RUSSIAN FEDERATION)

The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES

representing deposited common stock,
(herein called Shares), of OJSC Polyus
Gold, incorporated under the laws of the Russian Federation (herein called the
Company).  At the date hereof, each
American Depositary Share represents one
Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian
Federation, office of ING Bank, herein
called the Custodian).  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of May 17, 2006,
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt accompanied by such documents as
the Depositary may require (including a
purchase/sale contract relating to the transfer
of the Shares), and upon payment of the fee
of the Depositary provided in this Receipt,
and subject to the terms and conditions of
the Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates or
other documents evidencing title (including
extracts from the Share Register) in the
name of the Owner hereof or as ordered by
him or properly endorsed or accompanied by
proper instruments of transfer and (b) any
other securities, property and cash to which
such Owner is then entitled in respect of this
Receipt.  The Depositary shall direct the
Custodian or its agents to cause the transfer
and recordation by the Russian Share
Registrar on the Share Register of the Shares
being withdrawn in the name of such Owner
or as directed by him as above provided, and
the Company shall ensure that such transfer
and recordation is promptly effected.  Upon
such transfer and recordation, the Custodian
shall deliver at the Moscow, Russian
Federation, office of the Custodian, subject
to Sections 2.06, 3.01 and 3.02 and to the
other terms and conditions of the Deposit
Agreement, to or upon the written order of
the person or persons designated in the order
delivered to the Depositary as above
provided, documents evidencing title
(including extracts from the Share Register)
for the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, except
that, if and to the extent practicable, the
Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any dividends or
distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt, or of any proceeds of sale of any
dividends, distributions or rights, which may
at the time be held by the Depositary.  At the
request, risk and expense of any Owner so
surrendering this Receipt, and for the
account of such Owner, the Depositary shall
direct the Custodian to forward any cash or
other property (other than rights)
comprising, and forward a certificate or
certificates and other proper documents
evidencing title for (as described above), the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt to the Depositary for delivery
at the Corporate Trust Office of the
Depositary.  Such direction shall be given by
letter or, at the request, risk and expense of
such Owner, by cable, telex or facsimile
transmission.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees and expenses as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary, and such Owner or Beneficial
Owner shall be deemed liable therefor.  In
addition to any other remedies available to
it, the  Depositary may refuse to effect any
transfer of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner or Beneficial Owner hereof any
part or all of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, and may
apply such dividends or other distributions
or the proceeds of any such sale in payment
of such tax or other governmental charge
and the Owner or Beneficial Owner hereof
shall remain liable for any deficiency.  The
obligations of Owners and Beneficial
Owners under this Article 4 shall survive
any transfer of Receipts pursuant to
Section 2.04 of the Deposit Agreement, any
surrender of Receipts and withdrawal of
Deposited Securities pursuant to
Section 2.05 of the Deposit Agreement, or
the termination of the Deposit Agreement
pursuant to Section 6.02 of the Deposit
Agreement.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, non-
assessable, and free of any preemptive rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  Subject to Article 24,
the Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in the Russian
Federation which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company at least once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause (6), a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered, that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Release will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate, and
may, with the prior written consent of the
Company, change such limit from time to
time for purposes of general application.
The Depositary will also set Dollar limits
with respect to Pre-Release transactions to
be entered into under the Deposit Agreement
with any particular Pre-Releasee on a case-
by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above will
be held by the Depositary in connection with
a Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company will have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of this Receipt
unless such holder is the Owner hereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts (i) copies of
such reports when furnished by the
Company pursuant to Section 5.06 of the
Deposit Agreement, (ii) copies of any
written communications provided to the
Depositary by the Russian Share Registrar
pursuant to Section 5.13(b)(v) of the Deposit
Agreement; and (iii) copies of any notices
given or required to be given by the
Depositary pursuant to Section 5.13(d) of
the Deposit Agreement.  Any such reports
and communications, including any such
proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will, as
promptly as practicable, distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may distribute to the Owners
of outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) or any deposit of Shares, transfer
of Receipts or withdrawal of Deposited
Securities under the Deposit Agreement is
subject to any tax or other governmental
charge which the Depositary determines, in
its absolute discretion, it is, or may be,
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in this Deposit Agreement shall
create, any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, into the Depositarys
foreign investment account in the Russian
Federation, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may, in its
sole discretion, deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date which shall, to the
extent reasonably practicable, be the same
date, if any, applicable to the Deposited
Securities (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof
or (ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement or
(c) for the determination of the Owners who
shall be responsible for the fee assessed by
the Depositary pursuant to Article 8 hereof
for inspection of the Share Register
maintained by the Russian Share Registrar.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice (the Solicitation), the form
of which notice shall be in the sole
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Company, (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of the law of the Russian Federation and of
the Charter of the Company, to instruct the
Depositary as to the exercise of the voting
rights (or to request a voting proxy from the
Depositary, the execution and delivery of
such proxy to be at the expense of the
requesting Owner and such request to be
given to the Depositary in writing and
sufficiently in advance of the date of any
meeting of holders of Shares), if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares, and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner on such record
date, received on or before the date
established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions.  If no
instructions are received by the Depositary,
following the Solicitation, from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, such Deposited Securities shall not
be voted at the meeting and shall not be
counted as being present for the purposes of
establishing a quorum.
      There can be no assurance that the
Depositary will be able to process a request
for a voting proxy sufficiently prior to the
date of any meeting to ensure that the Owner
receives such voting proxy prior to the
meeting.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splits-
up, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of (a) any present or
future law or regulation of the United States
or any other country, or of any other
governmental or regulatory authority, or by
reason of any act of God or war or other
circumstances beyond its control, or (b) in
the case of the Depositary only, (i) any act
or failure to act of the Company or its
agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision, present or future, of the Charter
of the Company or any other instrument of
the Company governing the Deposited
Securities or (iii) any provision of any
securities issued or distributed by the
Company, or any offering or distribution
thereof, the Depositary or the Company
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed
(including, in the case of the Depositary,
delivery of any Deposited Securities or
distribution of cash or property in respect
thereof pursuant to Articles 12 and 13
hereof); nor shall the Depositary or the
Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that (i) the Company agrees to
perform its obligations specifically set forth
in the Deposit Agreement without
negligence or bad faith and (ii) the
Depositary agrees to perform its obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or inaction by it in reliance upon the
advice of or information from legal counsel
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information; provided, however,
that advice of or information from legal
counsel is from recognized U.S. counsel
with respect to U.S. legal issues, recognized
Russian legal counsel for Russian legal
issues and recognized counsel from any
other jurisdiction for legal issues with
respect to that jurisdiction; provided, further,
however, that in the case of the Depositary
this shall include in-house counsel of the
Depositary with respect to U.S. legal issues.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities or any
request for a voting proxy, or for the manner
in which any such vote is cast or the effect
of any such vote, provided that any such
action or inaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be liable to the Company, any Owner or
Beneficial Owner or any other person for the
unavailability of Deposited Securities or for
the failure to make any distribution of cash
or property with respect thereto as a result of
(i) any act or failure to act of the Company
or its agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future law or
regulation of the United States, the Russian
Federation or any other country, (iii) any
provision of any present or future regulation
of any governmental or regulatory authority
or stock exchange, (iv) any provision of any
present or future Charter of the Company or
any other instrument of the Company
governing the Deposited Securities, (v) any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or (vi) any act of God
or war or other circumstance beyond its
control.  The Company agrees to indemnify
the Depositary, any Custodian, and their
respective directors, employees, agents and
affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the expenses of counsel) which
may arise out of (a) any registration with the
Commission or the FSFM of Receipts,
American Depositary Shares or Deposited
Securities or the offer or sale thereof, or any
permit filed or submitted therefor (unless
specifically agreed otherwise by the
Company and the Depositary), or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates or (b) the
unavailability of Deposited Securities or the
failure to make any distribution of cash or
property with respect thereto as a result of
(i) any act or failure to act of the Company
or its agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future Charter of
the Company or any other instrument of the
Company governing Deposited Securities or
(iii) any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may, with
the prior written consent of the Company
(which consent shall not be unreasonably
witheld), appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary
and (b) payment of any applicable taxes or
governmental charges and the fees and
expenses of the Depositary, including the
fee of the Depositary for the surrender of
Receipts referred to in Article 8 hereof, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in the
manner provided in Section 2.05 of the
Deposit Agreement.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	ARBITRATION; SETTLEMENT
OF DISPUTES.
            (a)		The Deposit
Agreement provides that any controversy,
claim, cause of action or other dispute (each,
a Dispute) brought by any party or parties to
the Deposit Agreement (including, for the
avoidance of doubt, any former or current
Owners and Beneficial Owners of Deposited
Securities evidenced by the Receipts issued
thereunder) against the Company arising out
of or relating to the Deposit Agreement
(including any question regarding its
existence, validity or termination), the
Shares or other Deposited Securities, any
American Depositary Shares or any
Receipts, and any counterclaims that may be
related thereto, shall be referred to, and
finally resolved by, binding arbitration in
accordance with the Rules of the London
Court of International Arbitration (the
LCIA), which rules are deemed to be
incorporated by reference into Section 7.06
of the Deposit Agreement, and judgment
upon the award rendered by the arbitrators
may be entered in any court having
jurisdiction thereof; provided, that in the
event of any third-party litigation to which
the Depositary is a party and to which the
Company may properly be joined, the
Company may be so joined by the
Depositary in any court of competent
jurisdiction in which such litigation is
proceeding; and provided, further, that any
such Dispute brought by any party hereto
against the Company relating to or based
upon the provisions of the Federal securities
laws of the United States or the rules and
regulations thereunder shall be submitted to
arbitration as provided in the Deposit
Agreement if, but only if, so elected by the
claimant.  Notwithstanding anything
contained in the Deposit Agreement to the
contrary, the parties to the Deposit
Agreement have also agreed that the High
Court of Justice in England shall have
jurisdiction to hear and determine
proceedings related to the enforcement of
this arbitration provision and any arbitration
award by the arbitrators contemplated in
Section 7.06 of the Deposit Agreement, and,
for such purposes, each party to the Deposit
Agreement has irrevocably submitted to the
non-exclusive jurisdiction of such courts.
            (b)		Each of the parties to
the Deposit Agreement has agreed not to
challenge the terms and enforceability of the
arbitration clause, including, but not limited
to, any challenge based on lack of mutuality,
and each such party hereby irrevocably
waives any such challenge.
            (c)		The arbitration may
be commenced by service of a written
request for arbitration in accordance with the
Rules of the LCIA together with a Statement
of Case (as defined therein) setting out in
detail the facts and any contentions of law
on which the party relies, and the relief
claimed against the respondent (with copies
of such documents delivered to the
Company and the Depositary, as provided
for in Section 7.05 of the Deposit
Agreement, and the LCIA and all the parties
to such arbitration).
            (d)		The place of the
arbitration shall be London, England, and
the language of the arbitration shall be
English.
            (e)		The number of
arbitrators shall be three, each of whom shall
be disinterested in the Dispute, shall have no
connection with any party thereto, and shall
be an attorney experienced in international
securities transactions.
            (f)		In the absence of
agreement between the parties within 15
days of the date of commencement of the
arbitration on the identity of the arbitrators
to be nominated for appointment by the
LCIA or as to an alternative procedure for
the nomination of the arbitrators to be
appointed by the LCIA, either party may
request the LCIA to prepare a list
containing the names of not less than fifteen
(15) potential arbitrators, to be provided to
the parties as soon as practicable and from
which the arbitrators shall be selected in
accordance with the following procedure.
Each party shall, within 15 days of receipt of
the list from the LCIA, return the list to the
LCIA, having ranked the potential
arbitrators in order of their preference with
each party having the right to reject on a
peremptory basis five (5) of the proposed
arbitrators.  The LCIA shall, as soon as
practicable after the return of the lists by the
parties, and in any event at the expiry of the
deadline for the return of such lists to it,
appoint the three top-ranked arbitrators (as
determined from the combined ranking of
the parties or, should one of the parties have
failed timely to return its list, from the
ranking of the compliant party) as the
Tribunal, with the choice of Chairman from
those three at the discretion of the LCIA.
Should neither party timely return its list to
the LCIA, then the LCIA shall in its sole
discretion appoint the Tribunal from the list
of proposed arbitrators.  If a Dispute
involves more than two parties, the
Claimant(s) named in the Request for
Arbitration, together, and the Respondent(s)
named in the Request for Arbitration,
together, shall align themselves as two
separate sides for the purpose of the
formation of the Tribunal by the list
procedure described above.  Whether the
arbitrators are selected by agreement
between the parties, or by the list procedure
described above, the parties may nominate,
and the LCIA may appoint, from among the
nationals of any country, whether or not a
party is a national of that country.
            (g)	The arbitration shall
not be consolidated with any other
arbitration or arbitrations unless all parties to
all the affected arbitrations consent to the
consolidation in writing (including by
stating they have no objection to the
constitution of the tribunal that will hear the
consolidated arbitrations).  No arbitration
under Section 7.06 of the Deposit
Agreement shall be commenced or
maintained as a class or representative
action or proceeding.  Nothing in the
Deposit Agreement shall prohibit the
assertion of cross-claims or counterclaims in
the arbitration so long as such cross-claims
or counterclaims arise from the same
transaction or series of transactions as the
original demand for arbitration.
            (h)	The arbitrators shall
have no power or authority to award
damages not measured by the prevailing
partys actual damages and shall have no
authority to award any consequential,
special or punitive damages, or to permit
any party to maintain an arbitration as a
class or representative action or proceeding,
and may not, in any event, make any ruling,
finding or award that does not conform to
the terms and conditions of the Deposit
Agreement; provided that nothing in this
sentence shall be construed to authorize any
party to seek in any court any damages that
the arbitrators are not empowered to award
hereunder.
            (i)	The arbitrators award
shall be final and binding upon the parties
and their respective successors, heirs,
executors and assigns.
            (j)	The taking of
evidence in the arbitration shall be governed
by the IBA Rules on the Taking of Evidence
in International Commercial Arbitration.
            (k)	The provisions of
Section 7.06 of the Deposit Agreement shall
survive any termination of the Deposit
Agreement, in whole or in part.
23.	WAIVER OF IMMUNITIES.
      In the Deposit Agreement, the
Company has irrevocably and
unconditionally waived, to the fullest extent
permitted by law, and has agreed not to
plead or claim, any right of immunity from
legal action, suit or proceeding brought by
(i) the Depositary in any court specifically
consented to in the Deposit Agreement or
(ii) by any party hereto in any arbitration
tribunal specifically consented to herein
(each as to such designated parties, a
Consented Tribunal), from setoff or
counterclaim brought in any Consented
Tribunal, from the jurisdiction of any
Consented Tribunal, from service of process
in respect of a claim brought in a Consented
Tribunal, from attachment upon or prior to a
judgment issued by a Consented Tribunal,
from attachment in aid of execution of a
judgment issued by a Consented Tribunal,
from execution of a judgment issued by a
Consented Tribunal, or from any other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment issued by a Consented Tribunal,
and has consented to such relief and
enforcement against it, its assets and its
revenues in any jurisdiction, in each case
with respect to any matter arising out of, or
in connection with, the Deposit Agreement,
the Shares or other Deposited Securities, any
American Depositary Shares or any
Receipts.  In the Deposit Agreement, the
Company has irrevocably and
unconditionally waived, to the fullest extent
permitted by law, any objection that it may
now or hereafter have to the laying of venue
of any legal action, suit or proceeding
brought in a Consented Tribunal, and has
further irrevocably and unconditionally
waived and agreed not to plead or claim in
any such Consented Tribunal that any such
action, suit or proceeding has been brought
in an inconvenient forum.
24.	SUBMISSION TO
JURISDICTION; APPOINTMENT OF
AGENT.
            In the Deposit Agreement,
the Company has irrevocably designated and
appointed CT Corporation System (the
Agent) now at 111 Eighth Avenue, New
York, New York 10011, United States of
America, as its authorized agent to receive
and accept for and on its behalf, and on
behalf of its properties, assets and revenues,
service by mail of any and all legal process,
summons, notices and documents that may
be served in any suit, action or proceeding
relating to a Dispute brought against the
Company arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, (ii) consents and
submits to the jurisdiction of any state or
federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agrees that service of
process upon said authorized agent shall be
deemed in every respect effective service of
process upon the Company in any such suit
or proceeding.  If for any reason the Agent
shall cease to be available to act as such, the
Company agrees to designate a new agent in
New York on the terms and for the purposes
of Section 7.07 of the Deposit Agreement
reasonably satisfactory to the Depositary.  In
the Deposit Agreement, the Company
further irrevocably consented and agreed to
the service by the Depositary of any and all
legal process, summons, notices and
documents in any suit, action or proceeding
by the Depositary against the Company, by
service by mail of a copy thereof upon the
Agent (whether or not the appointment of
such Agent shall for any reason prove to be
ineffective or such Agent shall fail to accept
or acknowledge such service), with a copy
mailed to the Company by registered or
certified air mail, postage prepaid, to its
address provided in Section 7.05 of the
Deposit Agreement.  In the Deposit
Agreement, the Company further agreed to
take any and all action, including the filing
of any and all such documents and
instruments, as may be necessary to
continue such designation and appointment
in full force and effect for so long as any
American Depositary Shares or Receipts
remain outstanding or the Deposit
Agreement remains in force.  In the Deposit
Agreement, the Company further agreed that
the failure of the Agent to give any notice of
such service to it shall not impair or affect in
any way the validity of such service or any
judgment rendered in any action or
proceeding based thereon; provided that a
copy of the relevant legal process, summons,
notices or documents shall also have been
mailed to the Company by registered or
certified air mail, postage prepaid, to its
address provided in Section 7.05 of the
Deposit Agreement.
            EACH PARTY TO THE
DEPOSIT AGREEMENT (INCLUDING,
FOR AVOIDANCE OF DOUBT, EACH
OWNER AND BENEFICIAL OWNER)
HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
RECEIPTS OR THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED THEREIN, OR THE
BREACH HEREOF OR THEREOF,
INCLUDING WITHOUT LIMITATION
ANY QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
            TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE
LAW, EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING FOR
AVOIDANCE OF DOUBT EACH
OWNER AND BENEFICIAL OWNER)
HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES AND
AGREES NOT TO ASSERT ANY RIGHT
IT MAY HAVE TO COMMENCE,
MAINTAIN OR SEEK TO MAINTAIN
ANY CLASS ACTION, CLASS SUIT OR
CLASS PROCEEDING, IN ANY COURT
OR ARBITRATION, ARISING OUT OF
OR RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
RECEIPTS, OR THE DEPOSIT
AGREEMENT, OR ANY TRANSACTION
CONTEMPLATED THEREIN, OR THE
BREACH HEREOF OR THEREOF,
INCLUDING WITHOUT LIMITATION
ANY QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.  The
provisions of Section 7.07 of the Deposit
Agreement shall survive any termination of
the Deposit Agreement, in whole or in part.
25.	REGISTRATION OF SHARES;
RUSSIAN SHARE REGISTRAR;
SHARE REGISTER.
	(a)	The Company has agreed in
the Deposit Agreement that it shall, at any
time and from time to time:
            (i)	take any and all action
as may be necessary to assure the accuracy
and completeness of all information set forth
in the Share Register maintained by the
Russian Share Registrar in respect of the
Shares or Deposited Securities;
            (ii)	provide or use its
reasonable efforts to cause the Russian
Share Registrar to provide to the Depositary,
the Custodian or their respective agents
unrestricted access to the Share Register
during ordinary business hours in Moscow,
Russian Federation, in such manner and
upon such terms and conditions as the
Depositary may, in its sole discretion, deem
appropriate, to permit the Depositary, the
Custodian or their respective agents to
regularly (and in any event not less than
monthly) confirm the number of Deposited
Securities registered in the name of the
Depositary, the Custodian or their respective
nominees, as applicable, pursuant to the
terms of this Deposit Agreement and, in
connection therewith, to provide the
Depositary, the Custodian or their respective
agents, upon request, with a duplicate
extract from the Share Register duly
certified by the Russian Share Registrar (or
some other evidence of verification which
the Depositary, in its sole discretion, deems
sufficient);
            (iii)	use its reasonable
efforts to cause the Russian Share Registrar
promptly (and, in any event, within 3 (three)
days after receipt from the Custodian or any
of its agents of such documentation as may
be required by applicable law and the
reasonable and customary regulations of the
Russian Share Registrar) to effect the re-
registration of ownership of Deposited
Securities in the Share Register in
connection with any deposit or withdrawal
of Shares or Deposited Securities under this
Deposit Agreement;
            (iv)	permit and use its
reasonable efforts to cause the Russian
Share Registrar to permit the Depositary or
the Custodian to register any Shares or other
Deposited Securities held hereunder in the
name of the Depositary, the Custodian or
their respective nominees (which may, but
need not be, a non-resident of the Russian
Federation); and
            (v)	use its reasonable
efforts to cause the Russian Share Registrar
promptly to notify the Depositary in writing
at any time that the Russian Share Registrar
(A) eliminates the name of a shareholder of
the Company from the Share Register or
otherwise alters a shareholders interest in the
Companys shares and such shareholder
alleges to the Company or the Russian Share
Registrar or publicly that such elimination or
alteration is unlawful; (B) no longer will be
able materially to comply with, or has
engaged in conduct that indicates it will not
materially comply with, the provisions of
the Deposit Agreement relating to it
(including, without limitation, Section 5.13
thereof); (C) refuses to re-register shares of
the Company in the name of a particular
purchaser and such purchaser (or its
respective seller) alleges that such refusal is
unlawful; (D) holds shares of the Company
for its own account; or (E) has materially
breached the provisions of the Deposit
Agreement relating to it (including, without
limitation, Section 5.13 thereof) and has
failed to cure such breach within a
reasonable time.
	(b)	The Company has agreed in
the Deposit Agreement that it shall be liable
for the unavailability of Deposited Securities
or for the failure of the Depositary to make
any distribution of cash or property with
respect thereto as a result of (i) the
negligence or willful misconduct of the
Company or its agents, including the
Russian Share Registrar, or their respective
directors, employees, agents or affiliates,
(ii) any provision of any present or future
Charter of the Company or any other
instrument of the Company governing the
Deposited Securities, or (iii) any provision
of any securities issued or distributed by the
Company, or any offering or distribution
thereof.
      (c) 	The Depositary has agreed in
the Deposit Agreement that the Depositary
or the Custodian will regularly (and in any
event not less than monthly) confirm the
number of Deposited Securities registered in
the name of the Depositary, the Custodian or
their respective nominees, as applicable,
pursuant to the terms of the Deposit
Agreement.  The Company and the
Depositary have agreed in the Deposit
Agreement that, for purposes of the rights
and obligations under the Deposit
Agreement and this Receipt of the parties
thereto and hereto, the records of the
Depositary and the Custodian shall be
controlling for all purposes with respect to
the number of Shares or other Deposited
Securities which should be registered in the
name of the Depositary, the Custodian or
their respective nominees, as applicable,
pursuant to the terms of the Deposit
Agreement.  In the event of any material
discrepancy between the records of the
Depositary or the Custodian and the Share
Register, then, if an officer of the ADR
Department of the Depositary has actual
knowledge of such discrepancy, the
Depositary will promptly notify the
Company.  In the event of any discrepancy
between the records of the Depositary or the
Custodian and the Share Register, the
Company has agreed that (whether or not it
has received any notification from the
Depositary) it will (i) use its best efforts to
cause the Russian Share Registrar to
reconcile its records to the records of the
Depositary or the Custodian and to make
such corrections or revisions in the Share
Register as may be necessary in connection
therewith and (ii) to the extent the Company
is unable to so reconcile such records,
promptly instruct the Depositary to notify
the Owners of the existence of such
discrepancy. Upon receipt of such
instruction, the Depositary will promptly
give such notification to the Owners
pursuant to Section 4.09 (it being
understood that the Depositary may at any
time give such notification to the Owners,
whether or not it has received instructions
from the Company) and will promptly cease
issuing Receipts pursuant to Section 2.02
until such time as, in the opinion of the
Depositary, such records have been
appropriately reconciled.
26.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in this
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time, under the Securities Act of 1933.





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EMM-RATIO CHANGE - REVISED FORM OF RECEIPT TO FILE WITH $@$ LETTER.DOC